May 2, 2002 VIA FEDERAL EXPRESS LaSalle National Bank, as Trustee GE Capital Realty Group, Inc., as Special 135 South LaSalle Street, Suite 1625 Servicer Chicago, Illinois 60674 16479 Dallas Parkway, Suite 400 Attention: Asset-Backed Securities Trust Addison, Texas 75001 Services-Bear Stearns Attention: Manager Special Commercial Mortgage Services/Bear Stearns 1999-Cl Securities Inc., Series 1999-Cl Re: Annual Statement as to Compliance Bear Stearns Commercial Mortgage Pass-Through Certificates, Series 1999 C1 In accordance with Section 3.13 of the Pooling and Servicing Agreement (the "Agreement) dated as of February 1, 1999, entered into in connection with the above-referenced Certificates, the undersigned officer of GE Capital Realty Group, Inc. (the "Special Servicer") hereby certifies that (i) a review of the activities of the Special Servicer for the period of time from January 1, 2001 through December 19, 2001 and of its performance under the Agreement has been made under such officer's supervision, (ii) to the best of such officer's knowledge, based on such review, the Special Servicer has maintained an effective internal control system relating to its servicing of the Mortgage Loans serviced by it and has fulfilled in all material respects its obligations under the Agreement throughout such period, and (iii) the Special Servicer has received no notice regarding qualification, or challenge to the status of either the Lower-Tier REMIC or the Upper-Tier REMIC as a REMIC from the Internal Revenue Service or any other governmental agency or body. Michael Hudspeth, Vice President, on behalf of GE Capital Realty Group, Inc., in its capacity as Special Servicer cc: Moody's Investors Service, Inc., as Rating LaSalle National Bank, as Paying Agent Agency 135 South LaSalle Street, Suite 1625 99 Church Street Chicago, Illinois 60674 New York, New York 10007 Attention: Asset-Backed Securities Trust Attention: Commercial Mortgage Services-Bear Stearns Commercial Surveillance Group Mortgage Securities Inc., Series 1999-Cl